Exhibit 21.1


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------



We consent to the use, in the registrations statement on Form SB2 of National Filing Agents Inc, of our report dated December 5, 2006 on our audit of the financial statements of National Filing Agents, Inc. as of December 31, 2004 and 2005, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    December 5, 2006



              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7511 Fax (702)253-7501